Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Cesca Therapeutics Inc. (the “Company”) on Form 10-K for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Transition Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Transition Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Transition Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Transition Report.

Dated: March 22, 2018	/s/ Chris Xu
Chris Xu
Chief Executive Officer

Dated: March 22, 2018	/s/ Jeff Cauble
Jeff Cauble,
Principal Financial and Accounting Officer